EXHIBIT 99.4

                             SPEEDERA NETWORKS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                     (in thousands, except per share data)

                                                                             MARCH 31,
                                                                       2005             2004
                                                                     --------         --------
ASSETS
Current assets:
      Cash and cash equivalents                                      $  4,674         $  1,112
      Accounts receivable, net                                          4,848            2,780
      Prepaid expenses and other current assets                           559              410
                                                                     --------         --------
             Total current assets                                      10,081            4,302
Property and equipment, net                                             4,792            3,938
Other assets                                                              166              136
                                                                     --------         --------
             Total assets                                            $ 15,039         $  8,376
                                                                     ========         ========

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Accounts payable                                               $  5,114         $  2,435
      Accrued expenses                                                  1,920              973
      Deferred revenue                                                    738              726
      Current portion of obligations under capital leases                 427                -
      Current portion of notes payable                                    875              417
                                                                     --------         --------
             Total current liabilities                                  9,074            4,551
Other liabilities                                                         583               18
Notes payable, net of current portion                                     778              486
                                                                     --------         --------
            Total liabilities                                          10,435            5,055
Commitments, contingencies and guarantees
Mandatorily redeemable convertible preferred stock:
      Preferred stock, $0.001 par value;                               48,762           44,707
Stockholders' deficit:
      Common stock, $0.001 par value                                       39               21
      Accumulated other comprehensive income                                2                -
      Accumulated deficit                                             (44,199)         (41,407)
                                                                     --------         --------
             Total stockholders' deficit                              (44,158)         (41,386)
                                                                     --------         --------
             Total liabilities, mandatorily redeemable
             convertible preferred stock and stockholders' deficit   $ 15,039         $  8,376
                                                                     ========         ========

    See accompanying notes to the unaudited condensed consolidated financial statements.

                             SPEEDERA NETWORKS,INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                                 (in thousands)

                                                                     FOR THE NINE MONTHS ENDED
                                                                             MARCH 31,
                                                                       2005             2004
                                                                     --------         --------
Services Revenues                                                    $ 25,360         $ 16,572
                                                                     --------         --------

Cost and operating expenses:
      Cost of revenues                                                  9,164            6,393
      Research and development                                          1,094              727
      Sales and marketing                                               5,294            3,583
      General and administrative                                        8,521            4,695
                                                                     --------         --------
            Total cost and operating expenses                          24,073           15,398
                                                                     --------         --------
Income from operations                                                  1,287            1,174
   Interest income                                                         14               28
   Interest expense                                                      (166)             (38)
   Other income, net                                                       43               24
                                                                     --------         --------
Income before provision for income taxes                                1,178            1,188
   Provision for income taxes                                               -                -
                                                                     --------         --------
            Net income                                               $  1,178         $  1,188
                                                                     ========         ========

    See accompanying notes to the unaudited condensed consolidated financial statements.

                             SPEEDERA NETWORKS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                                 (in thousands)

                                                                     FOR THE NINE MONTHS ENDED
                                                                             MARCH 31,
                                                                     -------------------------
                                                                       2005             2004
                                                                     --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                     $  1,178         $  1,188
      Adjustments to reconcile net income to net cash
      provided by operating activities:
            Depreciation and amortization                               1,557            1,643
            Allowance for doubtful accounts                               173             (229)
            Stock based compensation expense                                -                5
            Foreign currency gains, net                                    (4)               -
            Non-cash interest expense                                      49                -
            Changes in current assets and liabilities:
                Accounts receivable                                    (2,335)            (980)
                Prepaid expenses and other assets                         (57)             (66)
                Accounts payable and accured expenses                   3,602               73
                Deferred revenue                                           98              544
                Other noncurrent liabilities                              (14)             (15)
                                                                     --------         --------
                   Net cash provided by operating activities            4,247            2,163
                                                                     --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment                               (1,795)          (2,694)
                                                                     --------         --------
                   Net cash used in investing activities               (1,795)          (2,694)
                                                                     --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:

      Proceeds from notes payable                                         500            1,000
      Principal payments on notes payable                                (646)             (97)
      Proceeds from credit line borrowings                                  -            1,620
      Principal payments on credit line borrowings                          -           (1,620)
      Payments on capital leases                                          (50)               -
      Proceeds from the exercise of common stock options                  205                5
      Repurchase of restricted common stock                                 -              (17)
                                                                     --------         --------
                   Net cash provided by financing activities                9              891
                                                                     --------         --------

Net increase in cash and cash equivalents                               2,461              360
Cash and cash equivalents at the beginning of the period                2,213              752
                                                                     --------         --------
Cash and cash equivalents at the end of the period                   $  4,674         $  1,112
                                                                     ========         ========
Supplemental disclosure of cash flow information:
     Cash paid for interest                                          $    114         $     33
     Cash paid for income taxes                                      $      2         $      -

Non-cash financing and investing activities:
     Dividends and accretion of mandatorily redeemable
        convertible preferred stock                                  $  2,914         $  3,458
     Issuance of Series C mandatorily redeemable
        convertible preferred stock for services rendered            $      -         $    704
     Assets acquired under capital lease obligations                 $    551         $      -
     Issuance of warrants to purchase Series C mandatorily
        redeemable convertible preferred stock for services
        in conjuction with notes payable issuance                    $      -         $     90

    See accompanying notes to the unaudited condensed consolidated financial statements.

NOTE 1 - NATURE OF BUSINESS, BASIS OF PRESENTATION AND PRINCIPLES OF
CONSOLIDATION

      Speedera Networks, Inc (the "Company" or "Speedera") was incorporated in the state of Delaware on October 12, 1999. The Company provides Internet content distribution services with global traffic management through a subscription service. The Company's services are primarily designed to resolve network congestion by routing internet traffic and delivering content and transactions around busy or failed network segments.

      The accompanying condensed consolidated financial statements include the accounts of Speedera and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, these unaudited statements include all adjustments and accruals consisting only of normal recurring adjustments that are necessary for a fair presentation of the results of all interim periods reported herein. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for future periods.

NOTE 2 - CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivables.

      The Company's cash and cash equivalents are deposited with two major financial institutions in the United States of America. At times, such deposits may be in excess of insured limits. Management believes that the Company's investments in cash and cash equivalents have minimal credit risk and the financial institutions that hold the Company's cash and cash equivalents are of high credit standing.

      The Company's accounts receivables are derived from revenue earned from customers located in the United States, Europe and Asia. The Company performs credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. For the nine months ended March 31, 2005 and 2004, no single customer accounted for greater than 10% of the Company's total revenues. At March 31, 2004, one customer accounted for 15% of accounts receivable. At March 31, 2005, no single customer accounted for greater than 10% of accounts receivable.

NOTE 3 - ACCRUED EXPENSES

      Accrued expenses consist of the following (in thousands):

                                          AS OF            AS OF
                                        MARCH 31,        MARCH 31,
                                          2005             2004
                                        ---------        ---------
Payroll and other related benefits      $     985        $     945
Property, use and other taxes                 146               23
Legal professional fees                       453                -
Interest                                       12                5
Other                                         324                -
                                        ---------        ---------

Total                                   $   1,920        $     973
                                        =========        =========

NOTE 4 - BORROWINGS

CREDIT FACILITIES

      In November 2003, the Company entered into a credit facility agreement with a bank. This agreement consists of an accounts receivable revolver, with maximum borrowings equal to the lesser of 80% of eligible receivables or $1.5 million, a non-formula term loan of $500,000, and a term loan of $500,000 collateralized by equipment purchases. The accounts receivable revolver bears interest equal to the prime rate in effect from time to time, plus three percent per annum, provided that the interest rate in effect on any day shall not be less than seven percent per annum. The non-formula term loan and the term loan bear interest at seven percent. The accounts receivable revolver expired in November 2004. The non-formula term loan and term loan mature in January 2006 and

November 2006, respectively. In connection with the acquisition of Speedera by Akamai, the credit facility agreement was terminated.

      Borrowings under these loans bear interest at a fixed rate equal to the prime rate in effect as of the date of the advance, plus three percent per annum, provided that the interest rate in effect on any day shall not be less than seven percent per annum.

      In conjunction with the November 2003 and May 2004 credit facilities with a bank, in addition to accounts receivable, substantially all of the Company's equipment and registered patents and trademarks were being used as collateral. Further, in conjunction with the November 2003 credit facility and May 2004 credit facility amendment, the Company issued warrants to the bank.

      In May 2004, an agreement was made to amend the original terms of the credit facility agreement above. In addition to the above loans the bank made a non-formula term loan (No. 2) of an amount not to exceed $1 million and a non-formula term loan (No. 3) of an amount not to exceed $500,000 to the Company. As of June 10, 2005, all borrowings under the credit facility were repaid as part of the merger agreement with Akamai Technologies, Inc.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

BANDWIDTH USAGE AND CO-LOCATION COMMITMENTS

      The Company has commitments for bandwidth usage and co-location with network service providers that expire at various dates through 2006.

LEASE COMMITMENTS

      The Company leases its principal operating facilities under noncancelable operating leases. In March 2005, the Company renewed its existing lease for a term of 3 years. The renewal allows for a one-time lease buy-out at the end of March 2006 for a settlement amount of $40,000. As a result of the merger with Akamai Technologies, Inc., which was completed on June 10, 2005, the Company expects to terminate its lease arrangement at the end of March 2006.

CONTINGENCIES

LITIGATION

      The Company and Akamai were involved in lawsuits against each other regarding patent infringement and false advertising and trade secrets. Upon completion of the acquisition of Speedera by Akamai on June 10, 2005, all lawsuits between the parties were dismissed.

      In January 2004, another competitor filed suit in United States District Court in Delaware against the Company, alleging infringement of certain patents held by the competitor. The Company filed a counterclaim against the competitor alleging infringement of certain patents held by the Company. In February 2005, the Company reached a settlement agreement with the competitor. The settlement is payable on a quarterly basis, through February 2008. The settlement has been accrued as of March 31, 2005.

INDEMNIFICATIONS

      FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including indirect Guarantees of Indebtedness of Others, requires that upon issuance of a guarantee, the guarantor must disclose and recognize a liability for the fair value of the obligation it assumes under that guarantee. As of March 31, 2005 and 2004, the Company's management believes the fair value of guarantees the Company issued or modified after December 31, 2002 were nominal. In the normal course of business to facilitate sales of its services, the Company indemnifies other parties, including business partners, customers, lessors, preferred stock holders and parties to other transactions with the Company, with respect to certain matters. The Company has agreed to hold the other party harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. These agreements may limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with an agent and an employee, and the Company's bylaws contain similar indemnification obligations to the Company's officers and directors.

      It is not possible to determine the maximum potential exposure or amount under these indemnification agreements due to the Company having no prior indemnification claims and the unique facts and circumstances involved in each particular agreement. However, the Company has an errors and omissions insurance policy that may enable it to recover a portion of any future amounts paid.